Industry Canada		Industrie Canada

Certificate of Amendment		Certificat de modification

Canada Business Corporations Act		Loi canadienne sur les sociétés par actions

ENCANA CORPORATION		398775-2

Name of corporation — Dénomination de la société		Corporation number — Numéro de la société

I hereby certify that the articles of the above-named corporation were amended:		Je certifie que les statuts de la société susmentionnée ont été modifiés;

a) under section 13 of the Canada Business Corporations Act in accordance with the attached notice;	____	a) en vertu de l’article 13 de la Loi canadienne sur les sociétés par actions, conformément à l’avis ci-joint;

b) under section 27 of the Canada Business Corporations Act as set out in the attached articles of amendment designating a series of shares;	____	b) en vertu de l’article 27 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes désignant une série d’actions;

c) under section 179 of the Canada Business Corporations Act as set out in the attached articles of amendment;	X	c) en vertu de l’artcle 179 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes;

d) under section 191 of the Canada Business Corporations Act as set out in the attached articles of reorganization;	____	d) en vertu de l’article 191 de la Loi canadienne sur les sociétés par actions, tel qu’il est indique dans les clauses de réorganisation ci-jointes;

Director – Directeur	April 5, 2002 / le 5 avril 2002 Date of Amendment — Date de modification

Canada

Industry Canada	Industrie Canada

Canada Business Corporations Act	Loi canadienne sur les sociétés par actions	FORM 4 ARTICLES OF AMENDMENT (SECTION 27 OR 177)	FORMULE 4 CLAUSES MODIFICATRICES (ARTICLES 27 OU 177)

1. Name of corporation – Dénomination de la société	2. Corporation No. – No de la société

PANCANADIAN ENERGY CORPORATION	398775-2

3. The articles of the above-named corporation are amended as follows:	Les statuts de la société mentionnée ci-dessuse sont modifiés de la lacon suivante:

To change the name of the Corporation to ENCANA CORPORATION.

Date April 5, 2002	Signature “L. Schuller”	Title – Titre General Counsel & Corporate Secretary

IC 3069 (11-94)(cca 1387)	FOR DEPARTMENTAL USE ONLY – A L’USAGE DU MINISTERE SEULEMENT Filed – Déposée

APR 05 2002